Exhibit 10.4.5

Addendum of Unprotected Lease Agreement dated March 27, 2014 Made and executed in Petah Tikva on the 4th day of November, 2018 Between: Ogen Yielding Real Estate Ltd., Company No. 520033093 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the "Lessor") The first party; And between: PolyPid Ltd., Company No. 514105923 Of 18 HaSivim St., Petah Tikva (Hereinafter: the "Lessee") The second party; Whereas: On March 27, 2014 the Lessee and the Lessor signed a lease agreement in which the Lessee leased the Leased Premises, within their meaning in the Lease Agreement (hereinafter respectively: the "Lease Agreement" and the "Original Leased Premises") in the Ogen complex situated in 18 HaSivim St. in Petah Tikva (hereinafter: the "Project") and a number of Addenda to the Agreement were signed, in which the Lessee leased additional leased areas, including the Additional Leased Premises within their meaning in the Addendum (hereinafter respectively: the "First Addendum" and the "Subtracted Leased Premises"); And whereas: The Lessee requested from the Lessor to shorten the engagement in connection with the Subtracted Leased Premises that the Lessee leased in accordance with an addendum that was signed on November 28, 2017 (hereinafter: the "Addendum in connection with the Subtracted Area") which is a leased area of approximately 747 sq.m. gross, and vacate the Subtracted Leased Premises prior to the expiration of the original Term of Lease set out with respect to the Subtracted Leased Premises, and all in accordance with the provisions set forth in hereunder, and [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

2 subject to making payment for the "Customization Works Component in the Subtracted Leased Premises" within its meaning hereunder); And whereas: In addition to the aforesaid, at the time of signing this Addendum the Lessee wishes to realize an option in connection with an area of 2,045 sq.m. situated in the Tamar Building (and that is a connection of the area of the Original Leased Premises with the addition of additional leased premises (that were added in the Addendum dated July 1, 2014 (hereinafter: the "Leased Premises in the Tamar Building"); And whereas: The Lessor agreed to the request of the Lessee, beyond the letter of the law, and agreed to shorten the Term of Lease in connection with the Subtracted Leased Premises, and all in accordance with the agreements reached between the parties hereunder; Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows: 1. Preamble and definitions 1.1. The preamble to this Addendum constitutes an integral part hereof. 1.2. This Addendum constitutes an integral part of the Lease Agreement. the other provisions set forth in the Lease Agreement that were not expressly modified in this Addendum shall be in effect also for the purpose of this Addendum, mutatis mutandis. 1.3. The terms used in this Addendum shall have the meaning assigned thereto in the Lease Agreement, unless otherwise stated expressly. 2. Conditions for the removal of the Subtracted Leased Premises 2.1. As a basic condition for the signing of the Lessor on this Addendum, at the time of signing this Addendum the Lessee undertakes to perform all of the following actions cumulatively: 2.1.1. The Lessee will continue to pay the full amount of the rent, management fees and all other current expenses in respect of the [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

3 Subtracted Leased Premises – until November 4, 2018 (hereinafter: the "Payments until the End of the Year"). 2.1.2. The Lessee hereby announces irrevocably, and in accordance with the provisions set forth in the Lease Agreement, that it will realize the option for the Leased Premises in the Tamar Building (within its meaning hereunder) in such manner that the lease will be extended (from January 1, 2019 and until expiration of a period of 60 months) – and all in accordance with the provisions set forth in the aforesaid Addendum (including the increase of prices set out therein etc.). The consent of the Lessee as stated in the sub-section is an integral part of the consent of the Lessor to remove the Subtracted Leased Premises. 2.1.3. Subject to the fulfillment of the entire provisions set forth in this Addendum by the Lessee, and beyond the letter of the law, the Lessor will agree to receive partial reimbursement only for the performance of the works stated in section 6 of the Addendum in connection with the Subtracted Leased Premises (hereinafter in this sub-section: the "Works Section") according to the following description: An amount of NIS 2.8 per 1 sq.m. per month (in addition to statutory VAT) shall be added to the amount stated in section 2.1.2 as of January 1, 2019 and for a period of forty-eight (48) months in respect of the area of the Subtracted Leased Premises, whose area is at present approximately 747 sq.m., as reimbursement of a total amount up to the amount of NIS 100,000 (in addition to statutory VAT) in respect of the "Works Section." In accordance with the provisions set forth above, the Lessee will provide to the Lessor an additional guarantee in the amount of NIS 20,098 (including VAT) in respect of the increase in the amount of the lease contemplated in this section, for the purpose of assuring the full payment of the amounts set out in this sub-section. The guarantee shall be added to the other guarantees held by the Lessor, and the entire provisions applicable to the other guarantee – shall also apply to the said guarantee. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

4 It is clarified that failure by the Lessee to act in accordance with the entire provisions set forth in this Addendum will oblige the Lessee to pay for the full costs of the Works Section and the Lessor may seek any other relief for the purpose of this matter – in accordance with the Lease Agreement (and Addenda thereof) and in accordance with the law. (The entire provisions set forth in this section 2.1 including sub-sections thereof shall be referred hereinafter collectively: the "Conditions for Returning the Subtracted Area"). 3. Shortening the Term of Lease and vacating the Subtracted Area 3.1. Subject to the compliance of the Lessee with the Conditions for Returning the Subtracted Area the parties agree that the Lessee will vacate the area of the Leased Premises and will return possession therein to the Lessor until November 4, 2018, and on the actual evacuation date of the Leased Premises, and all to the satisfaction of the Lessor, and the Term of Lease of the Subtracted Area will expire (while the other parts of the Leased Premises will continue to be leased to the Lessee). 3.2. The Lessee will continue to pay the rent, management fees and the current payments and all other payments charged in accordance with the Lease Agreement in respect of the Leased Premises and all until the agreed evacuation date and until the said date the Lessee shall be obligated to act in accordance with the entire provisions set forth in the Lease Agreement and Addenda thereof respectively (in connection with the Subtracted Area, and in connection with the other parts of the Leased Premises) (and the entire existing undertakings also with respect to the dates after expiration of the Lease Agreement such as: no cancellation/reduction of the securities in respect of the Subtracted Area during the periods of time set out in the Agreement etc.). The bank guarantee stated in section 8.1 of the Addendum in connection with the Subtracted Area will be returned to the Lessee in 3 months as of November 4, 2018 and all in accordance with and subject to the fulfillment of the provisions regarding the return of the guarantees as stated in the aforesaid Addendum and in this Addendum. 3.3. By signing this Addendum the Lessee waives any claim and/or suit and/or demand of any kind against the Lessor and/or anyone acting on their behalf [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

5 in connection with the Leased Premises and/or in connection with the works that were performed until the signing date of this Agreement in the area of the Leased Premises and the Project area (including any direct or indirect effect or any effect in general) in the relevant Addendum and/or in the Lease Agreement and/or any other matter emanating therefrom. 3.4. The Lessee acknowledges that based on its undertaking to vacate the Leased Premises the Lessor made commitments to other third-parties in connection with the Leased Premises and the Project and therefore, in the event of failure to vacate the Subtracted Leased Premises on the said date (or as stated in section 2.1.1 – whichever is earlier) the Lessee will incur all expenses in connection with the entire damage caused to the Lessor and/or to anyone acting on their behalf and/or to the Leased Premises and/or to the Project as a result of failure to vacate the Subtracted Leased Premises as stated in this Addendum, and the Lessee will be obligated to indemnify the Lessor for any cost and/or damage caused to the Lessor and/or to anyone acting on their behalf and/or to the Project as a result of failure to vacate the Subtracted Leased Premises as said, immediately upon receiving the first demand of the Lessor in connection therewith. 3.5. It is clarified that this Agreement does not cancel and/or modify in any manner the engagement of the parties of this Agreement in the Lease Agreement. For the avoidance of doubt, the provisions set forth in the Lease Agreement in connection with the other Leased Premises will continue to be in full force and effect and unconditionally. 3.6. The provisions of section 9 of the Addendum in connection with the Subtracted Area – will be canceled at the time of signing this Addendum. 4. Miscellaneous 4.1. Any modification or addition of this Addendum and the Lease Agreement shall be null and void unless executed in writing and signed by the parties. 4.2. The parties hereby agree that the entire provisions set forth in the Lease Agreement that were not expressly modified herein shall continue to apply in full force and effect and shall not be modified. [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.

6 And in witness hereof the parties are hereby undersigned: [Signature and Stamp: Ogen Yielding Real Estate Ltd.] [Signature and Stamp: Noam Emanuel CTO PolyPid] The Lessor The Lessee [Signed] Ogen Yielding Real Estate Ltd. PolyPid Ltd.